NEWS ANNOUNCEMENT

Date: Contact: To: Release Date:	April 20, 2005 Susan J. Cooke News Media Immediate

COASTAL FINANCIAL CORPORATION
ANNOUNCES FISCAL 2005 SECOND QUARTER EARNINGS

Myrtle Beach, South Carolina, (April 20, 2005) . . . Coastal Financial Corporation (Nasdaq/CFCP) today announced earnings for the second fiscal quarter ended March 31, 2005.

Net income for the second quarter of fiscal 2005 increased 12.5% to $4.1 million or $0.23 per share ($0.22 per share diluted), as compared to $3.7 million or $0.21 per share ($0.20 per share diluted) for the same period of fiscal 2004.

Net income for the first two quarters of fiscal 2005 increased 16.9% to $8.2 million or $0.47 per share ($0.44 per share diluted), compared to $7.0 million or $0.41 per share ($0.38 per share diluted) for the same period of fiscal 2004.

At March 31, 2005, assets totaled $1.45 billion, an increase of 14.8% from $1.26 billion at March 31, 2004. During the same period, deposits increased 27.9%, from $696.9 million to $891.5 million, and loans receivable increased 12.9%, from $765.6 million to $864.4 million. In comparing the second quarters of fiscal 2004 and 2005, net interest income after provision for loan losses grew 14.9% to $11.3 million. Returns on average assets and average equity were 1.19% and 18.6%, respectively, for the six months ended March 31, 2005, as compared to 1.14% and 18.2% for the comparable period in fiscal 2004.

At March 31, 2005, non-performing assets to total assets was 0.53% as compared with 0.58% at March 31, 2004.

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Michael C. Gerald, President and Chief Executive Officer of Coastal Financial Corporation, said, “We are very pleased with the continued earnings momentum of Coastal Financial Corporation for the first two quarters of fiscal 2005. This continued level of operating performance reflects well on our Commitment to our Customers and Communities, and to our steadfast dedication to our QUEST FOR EXCELLENCE Business Model.”

“During the second quarter of fiscal 2005, we announced a 21.9% increase in fiscal 2005 first quarter net income, a $.045 per share cash dividend payable April 20, 2005 to Shareholders of record April 6, 2005 and the launch of The Carolinas’ Most Convenient Bank initiative on February 25, 2005. Other notable events included the opening of our newest branch at 17th Street in Wilmington, North Carolina and the finalizing of plans and the permitting processes for construction of new branches in Conway, South Carolina and Oak Island, North Carolina. These activities are indicative of the continued growth and progress envisioned under our Vision 2005 Plan, and are an outgrowth of our QUEST FOR EXCELLENCE Operating Philosophy,” concluded Mr. Gerald.

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Bank and Coastal Retirement, Estate and Tax Planners, Inc. Coastal Federal Bank, with assets over $1.4 Billion, is a federally chartered and FDIC insured community bank with nineteen offices serving the communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North Carolina. Coastal Retirement, Estate and Tax Planners offers professional, objective, fee-based financial planning services. Additional information about Coastal Federal is available on its web site at www.coastalfederal.com.

Stock Trading Information

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol “CFCP.” For information, contact Raymond James Financial Services at 1-843-918-7600, Herzog, Heine, Geduld, Inc. at 1-800-523-4936, Knight Securities at 212-336-8690, Spear, Leeds & Kellogg at 1-800-526-3160 or Trident Securities at 1-800-222-2618.

Dividend Reinvestment and Direct Stock Purchase Plan

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new Shareholders a convenient means for making purchases of Coastal Financial shares free of fees and brokerage commissions. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1340, Ext. 2514, or Investor Relations.

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Shareholder Services

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2514, or Investor Relations.

Investor Relations

Analysts, investors and others seeking financial information should contact:
         Susan J. Cooke – Senior Vice President and Secretary
         Coastal Financial Corporation
         2619 Oak Street
         Myrtle Beach, South Carolina 29577
         (843) 205-2676

Forward Looking Statements and Related Matters

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent Coastal Financial Corporation’s (the “Company”) expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could influence the matters discussed in certain forward-looking statements include the timing and amount of revenues that may be recognized by the Company, continuation of current revenue and expense trends (including trends affecting charge-offs), absence of unforeseen changes in the Company’s markets, legal and regulatory changes, and general changes in the economy (particularly in the markets served by the Company). Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company disclaims any obligation to update such forward-looking statements.

References in this news release to the historical performance of the Company’s stock price may not be indicative of future stock price performance.

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COASTAL FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in Thousands Except Per Share Data)

	Three Months Ended			Six Months Ended
	March 31, 2005	March 31, 2004	Percentage Change	March 31, 2005	March 31, 2004	Percentage Change

Interest Income	$18,912	$16,155	17.07%	$36,858	$31,692	16.30%
Interest Expense	7,016	5,848	19.97%	13,446	11,574	16.17%

Net Interest Income	11,896	10,307	15.42%	23,412	20,118	16.37%

Provision for Loan Losses	625	500	25.00%	975	1,050	-7.14%

Net Interest Income After
Provision for Loan Losses	11,271	9,807	14.93%	22,437	19,068	17.67%

Other Income *	3,336	2,430	37.28%	6,102	4,757	28.27%

General & Administrative
Expenses **	8,319	6,729	23.63%	16,100	13,345	20.64%

Earnings Before Taxes	6,288	5,508	14.16%	12,439	10,480	18.69%

Income Taxes	2,153	1,831	17.59%	4,260	3,484	22.27%

Net Income	$4,135	$3,677	12.46%	$8,179	$6,996	16.91%

Basic	$0.23	$0.21	9.52%	$0.47	$0.41	14.63%

Diluted	$0.22	$0.20	10.00%	$0.44	$0.38	15.79%

Average Common Shares Outstanding
Basic (in thousands)	17,602	17,349	1.46%	17,525	17,247	1.61%

Average Common Shares Outstanding
Diluted (in thousands)	18,658	18,323	1.83%	18,515	18,236	1.53%

Net Interest Margin	3.68%	3.58%	2.79%	3.67%	3.55%	3.38%

Return on Average Assets	1.17%	1.18%	-0.85%	1.19%	1.14%	4.39%

Return on Average Equity	18.48%	18.70%	-1.18%	18.57%	18.17%	2.20%

* Gains on sales of securities of $248,000 and $406,000 are included in other income for the quarter and six months ended March 31, 2005 respectively. For the quarter and six months ended March 31, 2004, (losses) were ($67,000) and ($267,000), respectively.

** The Company did not incur any prepayment penalties on FHLB advances for the quarter and six months ended March 31, 2005. For the quarter and six months ended March 31, 2004, prepayment penalties, which are included in general and administrative expenses were $68,000 and $77,000, respectively.

COASTAL FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in Thousands Except Per Share Data)
(CONTINUED)

	At March 31, 2005	At Sept 30, 2004	At March 31, 2004	Percentage Change from September 30, 2004
Total Assets	$1,449,346	$1,305,485	$1,262,278	11.02%

Loans Receivable, Net	$864,407	$798,976	$765,576	8.19%

Deposits	$891,469	$753,379	$696,910	18.33%

Shareholders' Equity	$89,534	$85,348	$81,006	4.90%

Non-Performing Assets
To Total Assets *	0.53%	0.51%	0.58%	3.92%

Allowance for Loan Losses as a
Percentage of Total Loans	1.36%	1.39%	1.41%	-2.16%

Tangible Book Value
Per Share	$5.07	$4.88	$4.65	3.89%

* Non-performing assets consist of nonaccrual loans 90 days or more past due and real estate owned.

	At or for the Three Months Ended
	March 31, 2005	September 30, 2004	Percentage Change
Credit Quality:
Non-Performing Loans	$7,116	$5,856	21.52%
Non-Performing Loans as a % of Loans	0.82%	0.73%	12.33%
Allowance for Loan Losses as a % of
Non-Performing Loans	165.37%	189.16%	-12.58%
Non-Performing Assets *	$7,650	$6,641	15.19%
Non-Performing Assets as a % of Loans
and Foreclosed Property	0.88%	0.83%	6.02%
Net Loan Charge-Offs
as a % of Average Loans (Annualized)	0.13%	0.13%	n/a

Stock Performance
At Quarter End:
Market Price Per Share of Common Stock	$15.04	$13.14	14.46%
Indicated Annual Dividend	$0.18	$0.18	n/a
Dividend Yield	1.20%	1.38%	-13.04%
Price/Book Ratio	297.00%	269.00%	10.41%
Market Capitalization	$265,415	$229,713	15.54%